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                                                                   EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 19, 2001, with respect to the consolidated financial statements of Potain Group S.A., in the Registration Statement (Form S-4) and related Prospectus of The Manitowoc Company, Inc. for the registration of $175,000,000 of 10 1/2% Senior Subordinated Notes due August 1, 2012.

                                             /s/ Ernst & Young Audit

                                             Represented by Daniel Mary-Dauphin

September 25, 2002